Exhibit 99(e)(8)

REVISED SCHEDULE A

TO THE DISTRIBUTION AGREEMENT

THIS SCHEDULE A, dated March 28, 2014, is revised Schedule A to that certain Distribution Agreement dated as of April 1, 2012, between Aston Funds and Foreside Funds Distributors LLC (formerly known as BNY Mellon Distributors, Inc). This Schedule A is revised for the addition of ASTON/Pictet International Fund and ASTON/Guardian Capital Global Dividend Fund. This Schedule A supersedes all previous forms of Schedule A.

ASTON FUNDS

ASTON/TCH Fixed Income Fund

ASTON/Fairpointe Mid Cap Fund

ASTON/Montag & Caldwell Balanced Fund

ASTON/Montag & Caldwell Growth Fund

ASTON/TAMRO Diversified Equity Fund

ASTON/TAMRO Small Cap Fund

ASTON/Harrison Street Real Estate Fund

ASTON/Cornerstone Large Cap Value Fund

ASTON/River Road Dividend All Cap Value Fund

ASTON/River Road Small Cap Value Fund

ASTON/River Road Select Value Fund

ASTON/Montag & Caldwell Mid Cap Growth Fund

ASTON/Barings International Fund

ASTON/Anchor Capital Enhanced Equity Fund

ASTON/Lake Partners LASSO Alternatives Fund

ASTON/Herndon Large Cap Value Fund

ASTON/LMCG Small Cap Growth Fund

ASTON/River Road Independent Value Fund

ASTON/River Road Long-Short Fund

ASTON/DoubleLine Core Plus Fixed Income Fund

ASTON/Silvercrest Small Cap Fund

ASTON/River Road Dividend All Cap Value Fund II

ASTON/LMCG Emerging Markets Fund

ASTON/Pictet International Fund

ASTON/Guardian Capital Global Dividend Fund

FORESIDE FUNDS DISTRIBUTORS LLC		ASTON FUNDS

By:	/s/ Mark Fairbanks	By:	/s/ Gerald Dillenburg

Name:	Mark Fairbanks	Name:	Gerald Dillenburg

Title:	President	Title:	Senior Vice President